Exhibit 3.23b

Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “NRG SOLAR LAS VEGAS MB 1 LLC”, CHANGING ITS NAME FROM “NRG SOLAR LAS VEGAS MB 1 LLC” TO “SOLAR LAS VEGAS MB 1 LLC”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF OCTOBER, A.D. 2018, AT 10:37 O`CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

5413794 8100	Authentication: 203662459
SR# 20187244343	Date: 10-23-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company:  NRG Solar Las Vegas MB 1 LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is: Solar Las Vegas MB 1 LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22 day of October, A.D. 2018.

By:	/s/ Debbie Reyes
Authorized Person(s)

Name:	Debbie Reyes
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